Filed Pursuant to Rule 433
Registration Statement No. 333-133985
May 1, 2007

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[50,000,000]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE (7))
LEHMAN MORTGAGE TRUST, SERIES 2007-4
Class	Approximate Size ($)	Coupon (1)	Security Description	WAL To Mat (yrs) (2)	Principal Payment to Mat Window (2)	Expected Initial Loss Coverage (3)	Interest Accrual Convention	Legal Final Maturity	Expected Ratings (3)
1A1(4)	$[64,604,000]	5.00%	Senior, PAC	[4.89]	[May07-Mar37]	[4.75]%	30/360	05/25/2037	AAA
1A2(6)	$[50,000,000]	5.82%	Senior, PAC Support	[1.25]	[May07-Feb10]	[4.75]%	30/360	05/25/2037	AAA
1A3(4) (5)	$[50,000,000]	0.00%	Senior, Interest-Only	[1.25]	[May07-Feb10]	[4.75]%	30/360	05/25/2037	AAA
1A4(4)	$[68,762,400]	7.00%	Senior, PT	[3.30]	[May07-Mar37]	[4.75]%	30/360	05/25/2037	AAA
SUBS (4)	$[9,144,127]	5.75%	Subordinated	N/A	N/A	N/A	N/A	N/A	N/A
PO (4)	N/A	N/A	Senior, Principal-Only	N/A	N/A	[]%	30/360	03/25/2037	AAA
AX (4) (5)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[]%	30/360	03/25/2037	AAA

(1)	The Class Coupons are described under “Interest Rates” on page 5.

(2)	Prepayments were run at 100% PPC per annum. Assumes bonds pay on the 25th of every month beginning in May 2007.

(3)	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. Loss Coverage is subject to change based on rating agency feedback.

(4)	Non-offered classes.

(5)	Notional certificate.

(6)
An Interest Rate Cap will be purchased for the Trust for the benefit of the Class 1A2 Certificates. It is designed to partially mitigate the interest rate risk that results from movement in One-Month LIBOR above the maximum rate of 5.00%. Proceeds derived from the Interest Rate Cap will be applied to pay interest on the Class 1A2 Certificates.

(7)	Aggregate collateral balance is subject to change, which may affect final tranche sizing as well as the proportion of the Class 1A2 Certificates to the collateral balance.

The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-666-2388.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus is preliminary and is subject to completion or change.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the depositor of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the depositor or its affiliates.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),
(2)	no representation that these materials are accurate or complete and may not be updated, or
(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF APRIL 2007 UNLESS OTHERWISE INDICATED.

The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-666-2388.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus is preliminary and is subject to completion or change.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the depositor of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the depositor or its affiliates.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),
(2)	no representation that these materials are accurate or complete and may not be updated, or
(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is generally comprised of 30 year fixed rate, first lien, balloon and fully amortizing mortgage loans.

•	Class PO is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The Trust will issue subordinate certificates. The Non-PO Percentage of Realized Losses (other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-PO Percentage of Realized Losses (other than Excess Losses) will be applied to the Senior Certificates (other than the Class PO Certificates) on a pro-rata basis. Excess Losses will be borne by all classes of certificates on a pro-rata basis.

•	The PO Percentage of Realized Losses will be allocated to the Class PO Certificates.

•
As more fully described in the term sheet supplement, under certain limited circumstances, payments on the mortgage loans in one mortgage pool may be distributed to holders of certain senior certificates corresponding to another mortgage pool (or pools) as described in the related prospectus supplement. The Subordinate Certificates will be crossed among several groups.

•	The Master Servicer maintains a 10% optional termination on the collateral.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut-off Date:	April 1, 2007

Closing Date:	April 30, 2007

Settlement Date:	April 30, 2007

Distribution Dates:	25th of each month, commencing in May 2007; provided that the first Distribution Date will be May 25, 2007

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally [0.25]% per annum

Trustee:	[TBD].

Rating Agencies:	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates.

Day Count:	30/360.

Delay Days:	The Class 1A2 Certificates will have a 0 day delay.

Interest Accrual Period:
With respect to the Class 1A2 Certificates, for each distribution date, the period beginning on the prior distribution date (or April 25th in the case of the first distribution date) and ending on the day immediately preceding such distribution date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Accrued Interest:	With respect to the Class 1A2 Certificates, 5 days of accrued interest.

Registration:	Book-entry form through DTC.

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment
Assumption:
100% PPC per annum. 100% PPC is defined as 10% CPR in the first month of loan life of a mortgage loan and an additional approximately 1.36% (15/11%) CPR in each month thereafter until the eleventh month. Thereafter, it remains constant at 25% CPR.

SMMEA Eligibility:	The Class 1A2 certificates will be SMMEA eligible, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

ERISA Eligibility:
The Class 1A2 certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code. Prospective investors should review with legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or similar laws.

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Rates:

Class 1A1 is a senior certificate. The Class 1A1 Certificates will accrue interest at a rate of 5.00% per annum.

Class 1A2 is a senior certificate. The Class 1A2 Certificates will accrue interest at a rate of One-Month LIBOR + 0.50%, subject to a minimum rate of 0.50% and a maximum rate of 5.00%. The Class 1A2 Certificates will also have the benefit of an Interest Rate Cap as described below.

On each Distribution Date, Interest Rate Cap payments received will be applied to pay Basis Risk Shortfalls on the Class 1A2 Certificates for the current Distribution Date.

Basis Risk Shortfalls represent the excess, if any, of (1) the amount of interest payable to the Class 1A2 Certificates (in accordance with their interest formula of One-Month LIBOR + 0.50%) without regard to the maximum rate of 5.00% over (2) the amount of interest payable to the Class 1A2 Certificates subject to a maximum rate of 5.00%.

A detailed description of the Interest Rate Cap can be found on page 7.

Class 1A3 is an interest-only certificate. The Class 1A3 Certificates will accrue interest at a rate of 4.50% - One-Month LIBOR, subject to a minimum rate of 0.00%. Its notional balance will equal the principal balance of the Class 1A2 Certificates.

Class 1A4 is a senior certificate. The Class 1A4 Certificates will accrue interest at a rate of 7.00% per annum.

Class AX is an interest-only certificate.

Class PO is a principal-only certificate. The Class PO Certificates will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 5.75% per annum.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [4.75]%*).

Order of Loss Allocation (Other than Excess Losses
Class 1A1, 1A2, 1A3 & 1A4 Credit Support of [7.00]%*
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap:

An Interest Rate Cap will be purchased by the trust for the benefit of the Class 1A2 Certificates to protect against interest rate risk from upward movement in One-Month LIBOR. The [75] month Interest Rate Cap will have a strike rate of [4.50%]. Its notional balance, on any Distribution Date, represents the assumed balance of the Class 1A2 Certificates utilizing 75% of the Pricing Prepayment Assumption. It will contribute cash in the event One-Month LIBOR rises above the strike rate. The Notional Balance of the Interest Rate Cap on each Distribution Date as set forth on the schedule below (subject to variance in final size and composition of the collateral).

On each Distribution Date, the cap provider will make payments equal to the product of (a) one-twelfth, (b) the excess, if any, of One-Month LIBOR for such Distribution Date over the strike rate, and (c) the lesser of the notional balance set forth below and the principal balance of the Class 1A2 on such Distribution Date. Payments received under the Interest Rate Cap will only be available to benefit the Class 1A2 Certificates.

Distribution Dates (Months)	Notional Balance for Interest Rate Cap	Distribution Dates (Months)	Notional Balance for Interest Rate Cap	Distribution Dates (Months)	Notional Balance for Interest Rate Cap
1	50,000,000.00	27	18,350,842.71	53	4,306,460.11
2	49,043,633.01	28	17,565,659.35	54	3,975,830.84
3	48,004,865.22	29	16,815,216.75	55	3,657,922.41
4	46,885,643.45	30	16,088,661.25	56	3,352,478.09
5	45,688,183.98	31	15,382,614.84	57	3,059,245.81
6	44,414,967.71	32	14,696,681.23	58	2,777,978.06
7	43,068,734.18	33	14,030,471.23	59	2,508,431.78
8	41,652,474.14	34	13,383,602.56	60	2,250,368.29
9	40,169,421.02	35	12,755,699.78	61	2,013,137.64
10	38,623,041.08	36	12,146,394.13	62	1,806,950.82
11	37,051,808.36	37	11,555,323.49	63	1,611,546.42
12	35,516,457.69	38	10,982,132.15	64	1,426,698.48
13	34,033,242.63	39	10,426,470.80	65	1,252,185.16
14	32,601,465.08	40	9,887,996.38	66	1,087,788.67
15	31,220,426.69	41	9,366,371.92	67	933,295.19
16	29,889,428.82	42	8,861,266.55	68	788,494.85
17	28,607,772.41	43	8,372,355.27	69	653,181.54
18	27,374,758.02	44	7,899,318.96	70	527,152.99
19	26,189,685.65	45	7,441,844.17	71	410,210.60
20	25,051,854.83	46	6,999,623.09	72	302,159.42
21	23,960,564.50	47	6,572,353.46	73	202,808.08
22	22,915,113.04	48	6,159,738.40	74	118,004.95
23	21,914,798.27	49	5,761,486.41	75	41,422.01
24	20,958,917.42	50	5,377,311.19	76	0.00
25	20,046,767.19	51	5,006,931.63
26	19,177,643.72	52	4,650,071.63

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class certificate balances of each class of senior certificates (excluding the Class PO certificates) and the denominator of which is the Non-PO Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, 100% minus the Senior Percentage.

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, 100% minus the Senior Prepayment Percentage.

Strip Rate:	5.75%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

PO Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-PO Percentage:	For any Discount Loan, 100% minus its PO Percentage. For any Non-Discount Loan, 100%.

Non-PO Collateral Balance:	On any Distribution Date, the sum of the Non-PO Percentage of the principal amount of each mortgage loan.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

PO Principal Distribution Amount:
On any Distribution Date, the sum of (1) the related PO Percentage of scheduled principal collections of each mortgage loan and (2) the related PO Percentage of unscheduled principal collections of each mortgage loan.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Senior Percentage and (b) the sum of the related Non-PO Percentage of scheduled principal collections of each mortgage loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-PO Percentage of unscheduled principal collections of each mortgage loan.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the related Non-PO Percentage of scheduled principal collections of each mortgage loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-PO Percentage of unscheduled principal collections of each mortgage loan.

Shift Percentage:
Distribution Dates (months)	Shift Percentage
1 - 60	0%
61 - 72	30%
73 - 84	40%
85 - 96	60%
97 - 108	80%
109+	100%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount concurrently as follows:

1)	62.5% as follows:
a.	To the Class 1A1 Certificates until their principal balance is reduced to the PAC Schedule (as described below) on such Distribution Date.
b.	To the Class 1A2 Certificates until reduced to zero.
c.	To the Class 1A1 Certificates, without regard to the PAC Schedule, until reduced to zero.
2)	37.5% to the Class 1A4 Certificates until reduced to zero.

II. Pay Subordinate Principal Distribution Amount as follows*:
*Subject to credit support tests

To the Subordinate Certificates until reduced to zero.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 1A2 Discount Margin (To Maturity):

Assumes One-Month LIBOR is 5.32%.

	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC
100-00*	50	50	50	50	50
WAL (yr)	1.99	1.58	1.25	0.96	0.79
First Prin Pay	May07	May07	May07	May07	May07
Last Prin Pay	Jul13	Apr11	Feb10	Apr09	Nov08

*Price does not include accrued interest

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

Interest Rate Range	5.0% - 9.0%

Gross WAC	6.58%	(+/- 10 Bps)

Original WAM	360

Current WAM	358	(+/- 2 Months)

WA Orig. LTV %	75%	(+/- 5%)

WA Orig. FICO	725	(+/- 10)

California %	45%	(MAX 55%)

Max Avg. Loan Size	$455,000

Primary Residence %	93%	(MIN 80%)

Interest Only %	46%	(MAX 55%)

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

PAC Schedule (100 - 350 PSA):

Distribution Dates (Months)	Balances for PAC Schedule	Distribution Dates (Months)	Balances for PAC Schedule	Distribution Dates (Months)	Balances for PAC Schedule
1	64,604,000.00	52	40,340,379.53	103	15,824,059.81
2	64,484,598.25	53	39,787,753.18	104	15,483,998.17
3	64,344,827.96	54	39,237,990.01	105	15,151,058.02
4	64,184,719.14	55	38,691,075.49	106	14,825,093.02
5	64,004,312.21	56	38,146,995.19	107	14,505,959.80
6	63,803,657.99	57	37,605,734.74	108	14,193,517.92
7	63,582,817.66	58	37,067,279.84	109	13,887,629.77
8	63,341,862.78	59	36,531,616.28	110	13,600,603.26
9	63,080,875.26	60	35,998,729.92	111	13,319,397.40
10	62,799,947.32	61	35,451,463.63	112	13,043,895.63
11	62,499,181.44	62	34,915,543.17	113	12,773,983.69
12	62,178,690.31	63	34,382,421.08	114	12,509,549.62
13	61,838,596.81	64	33,852,083.02	115	12,250,483.64
14	61,479,033.88	65	33,324,514.75	116	11,996,678.19
15	61,100,144.49	66	32,799,702.09	117	11,748,027.82
16	60,702,081.51	67	32,277,630.93	118	11,504,429.20
17	60,285,007.68	68	31,758,287.22	119	11,258,010.19
18	59,849,095.43	69	31,241,657.03	120	11,016,702.88
19	59,394,526.84	70	30,727,726.45	121	10,780,403.35
20	58,921,493.46	71	30,216,481.67	122	10,549,009.77
21	58,430,196.22	72	29,707,908.95	123	10,322,422.36
22	57,920,845.29	73	29,201,994.61	124	10,100,543.33
23	57,393,659.90	74	28,701,476.66	125	9,883,276.88
24	56,848,868.25	75	28,203,574.67	126	9,670,529.09
25	56,286,707.27	76	27,708,275.20	127	9,462,207.96
26	55,707,422.55	77	27,215,564.86	128	9,258,223.32
27	55,111,268.06	78	26,725,430.34	129	9,058,486.83
28	54,498,506.05	79	26,237,858.41	130	8,862,911.91
29	53,875,578.57	80	25,752,835.88	131	8,671,413.71
30	53,252,911.93	81	25,270,349.65	132	8,483,909.10
31	52,633,464.21	82	24,790,386.69	133	8,300,316.63
32	52,017,219.06	83	24,312,934.02	134	8,120,556.46
33	51,404,160.17	84	23,837,978.75	135	7,944,550.38
34	50,794,271.35	85	23,365,508.03	136	7,772,221.75
35	50,187,536.48	86	22,900,812.96	137	7,603,495.45
36	49,583,939.53	87	22,438,538.50	138	7,438,297.89
37	48,983,464.54	88	21,978,672.10	139	7,276,556.97
38	48,386,095.65	89	21,521,201.31	140	7,118,202.03
39	47,791,817.07	90	21,066,113.71	141	6,963,163.81
40	47,200,613.09	91	20,613,396.97	142	6,811,374.49
41	46,612,468.11	92	20,163,038.79	143	6,662,767.58
42	46,027,366.57	93	19,716,436.16	144	6,517,277.95
43	45,445,293.03	94	19,279,279.29	145	6,374,841.78
44	44,866,232.09	95	18,851,374.34	146	6,235,396.51
45	44,290,168.47	96	18,432,531.35	147	6,098,880.88
46	43,717,086.94	97	18,022,564.18	148	5,965,234.84
47	43,146,972.37	98	17,636,526.95	149	5,834,399.57
48	42,579,809.70	99	17,258,554.90	150	5,706,317.41
49	42,015,583.94	100	16,888,482.62	151	5,580,931.88
50	41,454,280.20	101	16,526,148.02	152	5,458,187.65
51	40,895,883.64	102	16,171,392.27	153	5,338,030.48

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

PAC Schedule (100 - 350 PSA) (continued):

Distribution Dates (Months)	Balances for PAC Schedule	Distribution Dates (Months)	Balances for PAC Schedule	Distribution Dates (Months)	Balances for PAC Schedule
154	5,220,407.26	205	1,618,208.27	256	449,038.73
155	5,105,265.91	206	1,580,127.21	257	437,093.87
156	4,992,555.44	207	1,542,879.69	258	425,426.41
157	4,882,225.88	208	1,506,448.21	259	414,030.32
158	4,774,228.24	209	1,470,815.58	260	402,899.70
159	4,668,514.57	210	1,435,965.02	261	392,028.76
160	4,565,037.86	211	1,401,880.05	262	381,411.85
161	4,463,752.05	212	1,368,544.55	263	371,043.42
162	4,364,612.01	213	1,335,942.72	264	360,918.06
163	4,267,573.55	214	1,304,059.10	265	351,030.45
164	4,172,593.34	215	1,272,878.52	266	341,375.40
165	4,079,628.95	216	1,242,386.15	267	331,947.81
166	3,988,638.79	217	1,212,567.46	268	322,742.70
167	3,899,582.13	218	1,183,408.20	269	313,755.19
168	3,812,419.06	219	1,154,894.43	270	304,980.52
169	3,727,110.47	220	1,127,012.49	271	296,413.99
170	3,643,618.06	221	1,099,749.01	272	288,051.05
171	3,561,904.29	222	1,073,090.88	273	279,887.20
172	3,481,932.39	223	1,047,025.28	274	271,918.07
173	3,403,666.33	224	1,021,539.63	275	264,139.36
174	3,327,070.81	225	996,621.64	276	256,546.86
175	3,252,111.26	226	972,259.24	277	249,136.47
176	3,178,753.80	227	948,440.64	278	241,904.16
177	3,106,965.24	228	925,154.26	279	234,845.99
178	3,036,713.07	229	902,388.80	280	227,958.09
179	2,967,965.42	230	880,133.15	281	221,236.69
180	2,900,691.09	231	858,376.47	282	214,678.10
181	2,834,859.52	232	837,108.10	283	208,278.70
182	2,770,440.74	233	816,317.65	284	202,034.95
183	2,707,405.41	234	795,994.91	285	195,943.38
184	2,645,724.80	235	776,129.89	286	190,000.59
185	2,585,370.73	236	756,712.81	287	184,203.27
186	2,526,315.62	237	737,734.10	288	178,548.17
187	2,468,532.45	238	719,184.36	289	173,032.11
188	2,411,994.75	239	701,054.42	290	167,651.97
189	2,356,676.56	240	683,335.27	291	162,404.70
190	2,302,552.50	241	666,018.12	292	157,287.34
191	2,249,597.66	242	649,094.34	293	152,296.95
192	2,197,787.67	243	632,555.47	294	147,430.68
193	2,147,098.65	244	616,393.24	295	142,685.73
194	2,097,507.19	245	600,599.57	296	138,059.38
195	2,048,990.38	246	585,166.51	297	133,548.94
196	2,001,525.76	247	570,086.30	298	129,151.80
197	1,955,091.34	248	555,351.33	299	124,865.39
198	1,909,665.58	249	540,954.17	300	120,687.20
199	1,865,227.38	250	526,887.51	301	116,614.78
200	1,821,756.06	251	513,144.23	302	112,645.72
201	1,779,231.37	252	499,717.32	303	108,777.68
202	1,737,633.48	253	486,599.95	304	105,008.36
203	1,696,942.95	254	473,785.41	305	101,335.50
204	1,657,140.76	255	461,267.15	306	97,756.91

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

PAC Schedule (100 - 350 PSA) (continued):

Distribution Dates (Months)	Balances for PAC Schedule
307	94,270.42
308	90,873.93
309	87,565.38
310	84,342.75
311	81,204.07
312	78,147.39
313	75,170.84
314	72,272.57
315	69,450.75
316	66,703.63
317	64,029.47
318	61,426.59
319	58,893.31
320	56,428.02
321	54,029.14
322	51,695.10
323	49,424.41
324	47,215.56
325	45,067.12
326	42,977.65
327	40,945.78
328	38,970.13
329	37,049.39
330	35,182.25
331	33,367.44
332	31,603.72
333	29,889.88
334	28,224.71
335	26,607.07
336	25,035.81
337	23,509.82
338	22,028.02
339	20,589.33
340	19,192.72
341	17,837.18
342	16,521.71
343	15,245.33
344	14,007.10
345	12,806.09
346	11,641.39
347	10,512.10
348	9,417.37
349	8,356.33
350	7,328.17
351	6,332.08
352	5,367.24
353	4,432.90
354	3,528.29
355	2,652.68
356	1,805.33
357	985.55
358	192.63
359	0.00

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.